Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Vistas Media Sponsor, LLC

Address of Joint Filer:	c/o Vistas Media Acquisition Company Inc.
30 Wall Street, 8th Floor
New York, New York 10005

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Vistas Media Acquisition Company Inc. [VMAC]

Date of Event Requiring Statement:
(Month/Day/Year):	08/06/2020

Name of Joint Filer:	Abhayanand Singh

Address of Joint Filer:	c/o Vistas Media Acquisition Company Inc.
30 Wall Street, 8th Floor
New York, New York 10005

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Vistas Media Acquisition Company Inc. [VMAC]

Date of Event Requiring Statement:
(Month/Day/Year):	08/06/2020

Name of Joint Filer:	Saurabh Gupta

Address of Joint Filer:	c/o Vistas Media Acquisition Company Inc.
30 Wall Street, 8th Floor
New York, New York 10005

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Vistas Media Acquisition Company Inc. [VMAC]

Date of Event Requiring Statement:
(Month/Day/Year):	08/06/2020